Exhibit 21

                         List of Subsidiaries
                  Of Diversified Resources Group, Inc.
                  ------------------------------------

Data-1, a Delaware corporation, incorporated July 1992 (inactive)

Memory 1, a Florida corporation, incorporated February 1996 (inactive)